DUFF & PHELPS

DUFF & PHELPS REPORTS
THIRD QUARTER 2008 FINANCIAL RESULTS

QUARTERLY HIGHLIGHTS:

•	Third quarter revenues excluding reimbursable expenses of $96.3 million, representing 14.8% growth compared to the third quarter of 2007

•	Adjusted EBITDA(1) of $15.8 million, representing 16.4% margin

•	Adjusted pro forma net income per share(1) of $0.22

•	Expanded the business through targeted acquisitions that strengthen our core services, including Lumin Expert Group, Kane Reece Associates and World Tax Service US

NEW YORK, November 6, 2008 - Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced financial results for its third quarter of 2008.

For the three months ended September 30, 2008, Duff & Phelps generated revenues excluding reimbursable expenses of $96.3 million, an increase of 14.8% compared to $83.9 million for the corresponding prior year period. Adjusted EBITDA(1) for the period was $15.8 million, representing 16.4% of revenues excluding reimbursable expenses, compared to $17.1 million for the corresponding prior year period, representing 20.3% of revenues excluding reimbursable expenses. Fully diluted net income per share of Class A common stock was $0.01. Adjusted pro forma net income(1) was $7.4 million, or $0.22 per share on a fully exchanged, fully diluted basis.

For the nine months ended September 30, 2008, Duff & Phelps generated revenues excluding reimbursable expenses of $287.3 million, an increase of 15.6% compared to $248.5 million for the corresponding prior year period. Adjusted EBITDA(1) for the period was $52.9 million, representing 18.4% of revenues excluding reimbursable expenses, compared to $51.4 million for the corresponding prior year period, representing 20.7% of revenues excluding reimbursable expenses. Fully diluted net income per share of Class A common stock was $0.21. Adjusted pro forma net income(1) was $26.1 million, or $0.76 per share on a fully exchanged, fully diluted basis.

“Revenue and earnings growth for the first nine months of the year demonstrate the resiliency of our balanced portfolio of services and diversified client base, whose demand for complex financial advisory and valuation services continues to accelerate in this unprecedented economic environment,” commented Noah Gottdiener, chairman and chief executive officer. “We are responding to these opportunities by expanding our team of professionals with specific areas of expertise, allocating additional resources to training and professional development, and enhancing our sales and marketing efforts.”

“Our recent performance reflects ongoing strength in valuation services, particularly with respect to complex securities, portfolio investments, financial engineering and impairment analysis,” commented Gerry Creagh, president. “While the economic environment in general and dislocation of the credit markets in particular have tempered the results of our investment banking segment, areas of our business where we have made targeted investments, primarily Dispute Consulting and Specialty Tax, continue to experience meaningful growth.”

_______________

(1) Adjusted EBITDA, adjusted pro forma net income and adjusted pro forma net income per share are non-GAAP financial measures. See definitions and disclosures on the following pages.

Earnings Call Webcast

As previously announced, Duff & Phelps will be hosting a conference call today, November 6, 2008, at 8:30 a.m. EST, to discuss the Company’s financial results. Interested parties can access the webcast for this call through http://ir.duffandphelps.com/events.cfm.

About Duff & Phelps

As a leading global independent provider of financial advisory and investment banking services, Duff & Phelps delivers trusted advice to our clients principally in the areas of valuation, transactions, financial restructuring, dispute and taxation. Our world-class capabilities and resources, combined with an agile and responsive delivery, distinguish our clients’ experience in working with us. With more than 1,200 employees serving clients worldwide through offices in North America, Europe and Asia, Duff & Phelps is committed to fulfilling its mission to protect, recover and maximize value for its clients. Investment banking services in North America are provided by Duff & Phelps Securities, LLC. Investment banking services in Europe are provided by Duff & Phelps Securities Ltd. Duff & Phelps Securities Ltd is authorized and regulated by The Financial Services Authority. For more information, visit www.duffandphelps.com. (NYSE: DUF)

Explanatory Note

The Company is a Delaware corporation and was incorporated on April 23, 2007 as a holding company for the purpose of facilitating an initial public offering (“IPO”) of common equity and to become the sole managing member of Duff & Phelps Acquisitions, LLC and subsidiaries (“D&P Acquisitions”). The Company had not engaged in any business or other activities except in connection with its formation and the IPO. On September 27, 2007, a registration statement relating to shares of Class A common stock of the Company was declared effective and the price of such shares was set at $16.00 per share. The IPO closed on October 3, 2007.

Immediately prior to the closing of the IPO, D&P Acquisitions effectuated certain transactions intended to simplify the capital structure of D&P Acquisitions (“Recapitalization Transactions”). Prior to the Recapitalization Transactions, D&P Acquisitions' capital structure consisted of seven different classes of membership interests (Classes A through G, collectively “Legacy Units”), each of which had different capital accounts and amounts of aggregate distributions above which its holders share in future distributions. The net effect of the Recapitalization Transactions was to convert the multiple-class structure into a single new class of units called “New Class A Units.” Equity-based compensation discussed herein includes (a) grants of Legacy Units, (b) options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”) and (c) restricted stock awards and units issued in connection with the Company’s ongoing long-term compensation program (“Ongoing RSAs”).

References to the “Company” and “Successor” refer to the period subsequent to the IPO and related transactions of the Company and its consolidated subsidiaries, as fully described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2008. References to “Predecessor” refer to the period prior to the IPO and related transactions of D&P Acquisitions.

Disclosure Regarding Forward-Looking Statements

Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this discussion are based upon the historical performance of us and our subsidiaries and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Form 10-K as filed with the SEC on March 26, 2008 and in subsequent filings of our Form 10-Q. The forward-looking statements included in this press release are made only as of the date released. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and is reconciled as follows (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Net income	$153	$10,736	$2,828	$6,023
Provision for income taxes	1,348	88	6,343	1,034
Non-controlling interest	2,165	-	13,204	-
Other expense, net	736	1,821	1,823	4,370
Depreciation and amortization	2,446	2,284	6,903	6,683
Acquisition retention expenses	206	696	782	2,026
Equity-based compensation associated with
with Legacy Units and IPO Options	8,705	1,436	21,020	31,275

Adjusted EBITDA	$15,759	$17,061	$52,903	$51,411

Adjusted EBITDA, as defined by the Company, consists of net income or loss before (a) interest income and expense, (b) provision/(benefit) for income taxes, (c) other (income)/expense, (d) depreciation and amortization, (e) acquisition retention expenses, (f) equity-based compensation associated with Legacy Units of D&P Acquisitions, and IPO Options included in compensation and benefits, (g) equity-based compensation associated with Legacy Units of D&P Acquisitions and IPO Options included in selling, general & administrative expenses, (h) merger & acquisition costs and (i) non-controlling interest.

We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss for (a) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred recently as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (b) equity-based compensation associated with the Legacy Units (a significant portion of which is due to certain one-time grants associated with recent acquisitions) and the IPO Options, (c) acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (d) non-controlling interest.

Given our recent level of acquisition activity, related capital investments and one time equity grants associated with acquisitions (which we do not expect to incur at the same levels in the future) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provide a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry. The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors. A measure substantially similar to Adjusted EBITDA is the principal measure that determines the compensation of our senior management team. In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our senior secured credit facility. Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss. Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

This non-GAAP financial measure is not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA as presented for us may not be comparable to Adjusted EBITDA reported by other companies.

Adjusted pro forma net income, as defined by Duff & Phelps, consists of Adjusted EBITDA (as defined above), less depreciation and amortization, interest income and expense, other income and pro forma corporate income tax applied at an assumed 41% rate. Adjusted pro forma net income per share, as defined by Duff & Phelps, consists of adjusted pro forma net income divided by the weighted average number of the Company's Class A and Class B shares for the applicable period, giving effect to the dilutive impact, if any, of stock options and restricted stock awards.

Investor and Media Relations

Marty Dauer
(212) 871-7700
investor.relations@DuffandPhelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Revenues	$96,314	$83,887	$287,268	$248,450
Reimbursable expenses	2,781	3,695	7,946	9,753
Total revenues	99,095	87,582	295,214	258,203

Direct client service costs
Compensation and benefits (including $7,551 and
$1,030 of equity-based compensation for the
three months ended September 30, 2008 and 2007,
respectively, and $17,181 and $23,071 for the nine months
ended September 30, 2008 and 2007, respectively)	57,280	46,303	166,276	156,353
Other direct client service costs	2,410	1,194	5,828	2,007
Acquisition retention expenses	206	696	782	2,026
Reimbursable expenses	2,813	3,740	7,926	9,825
Subtotal	62,709	51,933	180,812	170,211

Operating expenses
Selling, general and administrative expenses (including
$2,845 and $406 of equity-based compensation for
the three months ended September 30, 2008 and 2007,
respectively, and $8,164 and $8,204 for the nine months
ended September 30, 2008 and 2007, respectively)	29,538	20,720	83,301	69,882
Depreciation and amortization	2,446	2,284	6,903	6,683
Subtotal	31,984	23,004	90,204	76,565

Operating income	4,402	12,645	24,198	11,427

Other expense/(income)
Interest income	(90)	(458)	(654)	(1,287)
Interest expense	847	1,871	2,569	5,442
Other expense/(income)	(21)	408	(92)	215
Subtotal	736	1,821	1,823	4,370

Income before non-controlling interest and income taxes	3,666	10,824	22,375	7,057

Non-controlling interest	2,165	-	13,204	-
Provision for income taxes	1,348	88	6,343	1,034

Net income	$153	$10,736	$2,828	$6,023

Weighted average shares of Class A common stock outstanding
Basic	13,299		13,166
Diluted	13,673		13,397

Net income per share of Class A common stock
Basic	$0.01		$0.21
Diluted	$0.01		$0.21

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
SUMMARY OF REVENUE BY BUSINESS UNIT
(In thousands)
(Unaudited)

	Successor	Predecessor
	Three Months Ended
	September 30,	September 30,	Dollar	Percent
	2008	2007	Change	Change
Financial advisory revenues
Valuation advisory	$43,777	$43,751	$26	0.1%
Corporate finance consulting	15,211	8,692	6,519	75.0%
Specialty tax	12,700	6,398	6,302	98.5%
Dispute and legal management consulting	8,545	4,521	4,024	89.0%
	80,233	63,362	16,871	26.6%

Investment banking revenues
Transaction opinions	$6,367	10,195	(3,828)	(37.5)%
M&A advisory	4,889	5,230	(341)	(6.5)%
Restructuring advisory	4,825	5,100	(275)	(5.4)%
	16,081	20,525	(4,444)	(21.7)%

Total revenues (excluding reimbursables)	$96,314	$83,887	$12,427	14.8%

	Successor	Predecessor
	Nine Months Ended
	September 30,	September 30,	Dollar	Percent
	2008	2007	Change	Change
Financial advisory revenues
Valuation advisory	$136,104	$126,165	$9,939	7.9%
Corporate finance consulting	43,036	29,870	13,166	44.1%
Specialty tax	33,440	17,018	16,422	96.5%
Dispute and legal management consulting	22,141	14,742	7,399	50.2%
	234,721	187,795	46,926	25.0%

Investment banking revenues
Transaction opinions	$27,374	30,178	(2,804)	(9.3)%
M&A advisory	13,235	15,818	(2,583)	(16.3)%
Restructuring advisory	11,938	14,659	(2,721)	(18.6)%
	52,547	60,655	(8,108)	(13.4)%

Total revenues (excluding reimbursables)	$287,268	$248,450	$38,818	15.6%

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Financial Advisory
Revenues (excluding reimbursables)	$80,233	$63,362	$234,721	$187,795
Segment operating income	11,797	10,083	39,521	30,783
Segment operating income margin	14.7%	15.9%	16.8%	16.4%

Investment Banking
Revenues (excluding reimbursables)	$16,081	$20,525	$52,547	$60,655
Segment operating income	3,994	7,023	13,361	20,700
Segment operating income margin	24.8%	34.2%	25.4%	34.1%

Average Client Service Professionals
Financial Advisory	838	640	805	601
Investment Banking	125	99	115	104
Total	963	739	920	705

End of Period Client Service Professionals
Financial Advisory	864	663	864	663
Investment Banking	129	100	129	100
Total	993	763	993	763

Revenue per Client Service Professional
Financial Advisory	$96	$99	$292	$312
Investment Banking	129	207	457	583
Total professionals	100	114	312	352

Financial Advisory Utilization Rate(1)	61.2%	66.7%	62.5%	68.4%
Financial Advisory Rate-per-Hour(2)	$350	$315	$350	$321

Total
Revenues (excluding reimbursables)	$96,314	$83,887	$287,268	$248,450

Segment operating income	$15,791	$17,106	$52,882	$51,483
Net client reimbursable expenses	(32)	(45)	20	(72)
Equity-based compensation
from Legacy Units and IPO Options	(8,705)	(1,436)	(21,019)	(31,275)
Depreciation and amortization	(2,446)	(2,284)	(6,903)	(6,683)
Acquisition retention expense	(206)	(696)	(782)	(2,026)
Operating income	4,402	12,645	24,198	11,427
Other income/(expense), net	(736)	(1,821)	(1,823)	(4,370)
Non-controlling interest	(2,165)	-	(13,204)	-
Provision for income taxes	(1,348)	(88)	(6,343)	(1,034)
Net income	$153	$10,736	$2,828	$6,023

_______________
(1)
The utilization rate for any given period is calculated by dividing the number of hours Financial Advisory client service professionals (except certain professionals associated with Rash, the Company’s wholly owned subsidiary, and certain acquisitions prior to their transition to the Company’s financial system) worked on client assignments during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.

(2)
Average billing rate per hour is calculated by dividing applicable revenues for the period by the number of hours worked on client assignments during the same period. The average billing rate excludes approximately $2,799 and $6,677 of revenues associated with Rash in the three and nine months ended September 30, 2008, respectively. The average billing rate also excludes certain hours from certain acquisitions prior to their transition to the Company’s financial system.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
OTHER OPERATING DATA
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Revenues (excluding reimbursables)
Financial Advisory	$80,233	$63,362	$234,721	$187,795
Investment Banking	16,081	20,525	52,547	60,655
Total	$96,314	$83,887	$287,268	$248,450

Average Number of Managing Directors
Financial Advisory	130	95	117	91
Investment Banking	33	30	32	31
Total	163	125	149	122

End of Period Managing Directors
Financial Advisory	134	95	134	95
Investment Banking	34	31	34	31
Total	168	126	168	126

Revenue per Managing Director
Financial Advisory	$617	$667	$2,006	$2,064
Investment Banking	487	684	1,642	1,957
Total Managing Directors	591	671	1,928	2,036

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2008
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$96,314	$-		$96,314
Reimbursement expenses	2,781	-		2,781
Total revenues	99,095	-		99,095

Direct client service costs
Compensation and benefits	57,280	(6,585)	(a)	50,695
Other direct client service costs	2,410	-		2,410
Acquisition retention expenses	206	(206)	(b)	-
Reimbursable expenses	2,813	-		2,813
	62,709	(6,791)		55,918

Operating expenses
Selling, general and administrative	29,538	(2,120)	(a)	27,418
Depreciation and amortization	2,446	-		2,446
	31,984	(2,120)		29,864

Operating income	4,402	8,911		13,313

Other expense/(income)
Interest income	(90)	-		(90)
Interest expense	847	-		847
Other expense	(21)	-		(21)
	736	-		736

Income before non-controlling interest and income taxes	3,666	8,911		12,577

Non-controlling interest	2,165	(2,165)	(c)	-
Provision for income taxes	1,348	3,809	(d)	5,157

Net income	$153	$7,267		$7,420

Pro forma fully exchanged, fully diluted shares outstanding			(e)	34,357

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding				$0.22

____________________
(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)	Represents elimination of expense associated with deferred payments made in connection with the acquisition of Standard & Poor’s Corporate Value Consulting business in September 2005.

(c)
Represents elimination of the non-controlling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 41%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding and dilutive effect of Ongoing RSAs as of September 30, 2008. The Company believes that IPO Options at September 30, 2008 would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2008
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$287,268	$-		$287,268
Reimbursable expenses	7,946	-		7,946
Total revenues	295,214	-		295,214

Direct client service costs
Compensation and benefits	166,276	(15,090)	(a)	151,186
Other direct client service costs	5,828	-		5,828
Acquisition retention expenses	782	(782)	(b)	-
Reimbursable expenses	7,926	-		7,926
	180,812	(15,872)		164,940

Operating expenses
Selling, general and administrative	83,301	(5,930)	(a)	77,371
Depreciation and amortization	6,903	-		6,903
	90,204	(5,930)		84,274

Operating income	24,198	21,802		46,000

Other expense/(income)
Interest income	(654)	-		(654)
Interest expense	2,569	-		2,569
Other expense	(92)	-		(92)
	1,823	-		1,823

Income before non-controlling interest and income taxes	22,375	21,802		44,177

Non-controlling interest	13,204	(13,204)	(c)	-
Provision for income taxes	6,343	11,770	(d)	18,113

Net income	$2,828	$23,236		$26,064

Pro forma fully exchanged, fully diluted shares outstanding			(e)	34,090

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding				$0.76

____________________
(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)	Represents elimination of expense associated with deferred payments made in connection with the acquisition of Standard & Poor’s Corporate Value Consulting business in September 2005.

(c)
Represents elimination of the non-controlling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 41%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding and dilutive effect of Ongoing RSAs as of September 30, 2008. The Company believes that IPO Options at September 30, 2008 would not be considered dilutive when applying the treasury method.

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